UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Compellent Technologies, Inc.

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COMPELLENT TECHNOLOGIES, INC.
7625 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 294-3300

Dear Stockholder:

On or about January 18, 2011, we mailed to you a proxy statement relating to a special meeting of stockholders, or the Special Meeting, of Compellent Technologies, Inc., or Compellent, originally scheduled to be held on February 15, 2011 to consider, among other things, a proposal to adopt the Agreement and Plan of Merger, dated as of December 12, 2010, among Dell International L.L.C., Dell Trinity Holdings Corp. and Compellent, or the Original Merger Agreement, under which Dell Trinity Holdings Corp. will merge with and into Compellent, which will survive the merger, or the Merger, and become a wholly-owned subsidiary of Dell International L.L.C.

The purpose of this letter is to inform you that:

•	we have postponed the date of the Special Meeting. THE SPECIAL MEETING WILL NOW BE HELD AT COMPELLENT’S OFFICES AT 7625 SMETANA LANE, EDEN PRAIRIE, MINNESOTA 55344, AT 10:00 A.M., LOCAL TIME, ON FEBRUARY 22, 2011. The record date for the Special Meeting has not changed; it remains January 4, 2011. We agreed to postpone the Special Meeting in connection with a memorandum of understanding, or MOU, that was reached relating to the settlement of several putative class action lawsuits that had been filed and subsequently consolidated in the Delaware Court of Chancery and the State of Minnesota District Court, Fourth Judicial District in the County of Hennepin, against our board of directors, Dell Inc. and certain of its subsidiaries. Also in connection with the MOU, we entered into an amendment to Original Merger Agreement, or Amendment No. 1. We refer to the Original Merger Agreement as amended by Amendment No. 1 as the “Merger Agreement.”

•	on February 3, 2011 we filed with the Securities and Exchange Commission, or SEC, a supplement to the proxy statement, which provides additional information regarding the Special Meeting, the MOU, the Merger Agreement and other related matters. You can access this supplement to the proxy statement at the SEC’s website at http://www.sec.gov. The supplement to the proxy statement will not be mailed to you, but you may request a printed copy of the supplement to the proxy statement, free of charge, by contacting Compellent Technologies, Inc., Investor Relations, 7625 Smetana Lane, Eden Prairie, Minnesota 55344, Telephone: (952) 294-3300.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ADOPTION OF THE MERGER AGREEMENT (AND, IF NECESSARY, TO
ADJOURN THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES
TO VOTE IN FAVOR OF ADOPTING THE MERGER AGREEMENT).
YOUR VOTE IS IMPORTANT.

Attached to this letter is a set of frequently asked questions relating to the Special Meeting. Please read this document carefully and in its entirety. We also encourage you, if you have not done so already, to review carefully the proxy statement dated January 14, 2011, which was previously sent to you on or about January 18, 2011, and the supplement to the proxy statement that we filed with the SEC on February 3, 2011. If you have any questions or need assistance voting your shares of Compellent common stock, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” the adoption of the Merger Agreement.
Sincerely,

Lawrence E. Aszmann
Secretary

February 7, 2011

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the Special Meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of Compellent and you should read them in conjunction with the questions and answers and other information provided in the proxy statement and the supplement to the proxy statement.

Q:	When and where will the stockholder vote on the Merger be held?

A:	The special meeting of stockholders, or Special Meeting, will be held on February 22, 2011 at 10:00 a.m., local time, and will be held at the our offices at 7625 Smetana Lane, Eden Prairie, Minnesota 55344.

Q:	When do you expect to complete the Merger?

A:	We currently expect the Merger to be completed as promptly as practicable after the Special Meeting, subject to the satisfaction or waiver of the other closing conditions to the Merger. However, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, of the date by which they will be satisfied.

Q:	Does our board of directors recommend the adoption of the Merger Agreement as amended by Amendment No. 1?

A:	Yes. Our board of directors reviewed and considered the terms and conditions of the Merger pursuant to the Merger Agreement as amended by Amendment No. 1 and:

• has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of Compellent and our stockholders;

• has unanimously approved and adopted the Merger Agreement and unanimously approved the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the requirements of General Corporation Law of the State of Delaware; and

• unanimously recommends that our stockholders vote to adopt the Merger Agreement.

Q:	Who is entitled to attend and vote at the Special Meeting?

A:	Although the date of the Special Meeting has changed, the record date for determining who is entitled to vote at the Special Meeting has not changed; it remains January 4, 2011. Only holders of shares of Compellent common stock as of the close of business on the record date are entitled to vote at the Special Meeting.

Q:	What do I need to do now?

A:	First, if you have not done so already, we urge you to carefully read the proxy statement that we sent to you on or about January 18, 2011 and the supplement to the proxy statement that we filed with the SEC on February 3, 2011, including the annexes, the proxy statement, and the other documents referred to or incorporated by reference therein.

If you already have voted on the Merger using a properly executed proxy card or otherwise voted via Internet or telephone, you will be considered to have voted on the Merger Agreement, as amended, as well, and you do not need to do anything unless you wish to change your vote.

If you already have voted on the Merger using a properly executed proxy card or otherwise voted via Internet or telephone but wish to change your vote, you can do this in one of four ways:

• First, you can send a written, dated notice to our corporate secretary (at the address below) stating that you would like to revoke your proxy.

• Second, you can complete, sign, date and mail a new proxy card.

• Third, you can submit a subsequent proxy over the Internet or by telephone.

• Fourth, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

Written notices of revocation and other communications with respect to revocation of any proxies should be addressed to: Corporate Secretary, Compellent Technologies, Inc., 7625 Smetana Lane, Eden Prairie, Minnesota 55344.

If you have instructed a bank, brokerage firm or other nominee to vote your shares, you must follow directions received from your bank, brokerage firm or other nominee to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to us or by voting in person at the Special Meeting, unless you obtain a legal proxy card from your bank, brokerage firm or other nominee.

If you have not voted already, and if you are a registered holder, please vote by telephone or over the Internet by following the instructions on the card included with the proxy statement, or complete, sign, date and return the proxy card included with your proxy statement. If your shares are held in “street name” by your bank, brokerage firm or other nominee, please refer to your voting card or other information forwarded by your bank, brokerage firm or other nominee to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the card or other information provided by your bank, brokerage firm or other nominee. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy card will be counted as a vote for adoption of the Merger Agreement, as amended.

Q:	Will I receive a new proxy card?

A:	The proxy card that you received with your proxy statement remains valid; we are not mailing new proxy cards in connection with the postponement of the Special Meeting. If you need a replacement proxy card for any reason, please contact Compellent Technologies, Inc., Investor Relations, 7625 Smetana Lane, Eden Prairie, Minnesota 55344, Telephone: (952) 294-3300 or, if your shares are held in “street name,” contact your bank, brokerage firm or other nominee.

Q:	Who can help answer further questions?

A:	If you would like copies, without charge, of the proxy statement or the supplement to the proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact us or our proxy solicitor, MacKenzie Partners, Inc., as follows:

Compellent Technologies, Inc. Investor Relations 7625 Smetana Lane Eden Prairie, Minnesota 55344 Telephone: (952) 294-3300	MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 Telephone: (800) 322-2885

If your bank, brokerage firm or other nominee holds your shares in “street name,” you also should call your bank, brokerage firm or other nominee for additional information.

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